Consent of Ernst & Young LLP,
                  Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectuses of Pioneer International Value Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares' Statement of Additional Information of Pioneer International Value Fund; and to the incorporation by reference of our report, dated January 26, 2010 on the financial statements and financial highlights of Pioneer International Value Fund in the Annual Report to the Shareowners for the year ended November 30, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 33-53746).


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 24, 2010